EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
LivePerson, Inc.
New York, New York
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-112019, 333-112018, 333-136249 and 333-147929) and Form S-8 (No. 333-229495, 333-224059, 333-34230, 333-147572, 333-159850, 333-168945, 333-194590 and 333-219573) of LivePerson, Inc. of our reports dated February 25, 2019, relating to the consolidated financial statements and the effectiveness of LivePerson, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP
BDO USA, LLP
New York, New York

February 25, 2019